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                                                                     Exhibit 21

                            List of Subsidiaries of
                  Twinlab Corporation (a Delaware Corporation)

        Subsidiary                                      State of Incorporation
        ----------                                      ----------------------
  Twin Laboratories Inc.                                         Utah


                            List of Subsidiaries of
                             Twin Laboratories Inc.

        Subsidiary                                      State of Incorporation
        ----------                                      ----------------------
Advanced Research Press, Inc.                                  New York


                            List of Subsidiaries of
                         Advanced Research Press, Inc.

None